SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                     Friedman, Billings, Ramsey Group, Inc.

                     --------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

                Virginia                         54-1870350

 ---------------------------------------        --------------------
(State of incorporation or organization)        (IRS Employer
                                                 Identification No.)

1001 Nineteenth St. North, Arlington, VA            22209
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(Address of principal executive offices)         (Zip Code)

If this form relates to the             If this form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to Section          Section 12(g) of the Exchange Act and is
12(b) of the Exchange Act and is        effective pursuant to General
effective pursuant to General           Instruction A.(d), please check
Instruction A.(c), please check         the following box.|_|
the following box.|_|

Securities Act  registration statement file number to which this form  relates:
File No. 333-39107

------------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered

-------------------                     ------------------------------

Class A Common Stock                    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                          None

                    -----------------
                    (title of class)

   ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               A description of the common stock, par value $.01 per share ("Common Stock"), of the Registrant is set forth under the caption "DESCRIPTION OF CAPITAL STOCK -- Common Stock" in the Registration Statement (the "Registration Statement") on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission (the "Commission") on October 30, 1997, as amended by Amendment No. 1 thereto filed with the Commission on December 8, 1997, as further amended by Amendment No. 2 thereto filed with the Commission on December 19, 1997, and by any other amendment to the Registration Statement filed with the Commission, prior to such Registration Statement's being declared effective, which description is incorporated herein by reference.

   ITEM 2.     EXHIBITS.

               3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

               3.2 Articles of Merger (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

               3.3 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

               9.1 Voting Trust Agreement (incorporated herein by reference to
               Exhibit 9.1 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

               99.1 Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the

               Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective, which Registration Statement is incorporated herein by reference.

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

   Date: December 19, 1997                   By:/s/ Nicholas J. Nichols
                                               Nicholas J. Nichols
                                               Executive Vice President
                                               Friedman, Billings, Ramsey
                                               Group, Inc.

                                  EXHIBIT LIST

Exhibit Number

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

3.2 Articles of Merger (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

3.3       Bylaws of the Registrant (incorporated herein by reference to Exhibit
          3.3 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

9.1       Voting Trust Agreement (incorporated herein by reference to Exhibit
          9.1 of the Registrant's Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective).

99.1 Registration Statement on Form S-1 (SEC file number 333-39107), as filed with the Securities and Exchange Commission on October 30, 1997, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective, which Registration Statement is incorporated herein by reference.